                               AGREEMENT OF LEASE

                                     BETWEEN

                             F.S. REALTY CORPORATION
                                    LANDLORD

                                       AND

                          GT INTERACTIVE SOFTWARE CORP.
                                     TENANT






                                    PREMISES:

                                417 FIFTH AVENUE
                               7TH AND 8TH FLOORS
                            NEW YORK, NEW YORK 10016




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

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE 1     PREMISES; RENT........................................        5
ARTICLE 2     CONDITION OF PREMISES.................................        7
ARTICLE 3     ARBITRATION...........................................        8
ARTICLE 4     REAL ESTATE TAX ESCALATION............................       10
ARTICLE 5     USE...................................................       12
ARTICLE 6     ALTERATIONS AND INSTALLATIONS.........................       14
ARTICLE 7     REPAIRS...............................................       17
ARTICLE 8     REQUIREMENTS OF LAW...................................       19
ARTICLE 9     INSURANCE, LOSS, REIMBURSEMENT, LIABILITY.............       21
ARTICLE 10    DAMAGE BY FIRE OR OTHER CAUSE.........................       24
ARTICLE 11    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC...............       26
ARTICLE 12    ELECTRICITY...........................................       31
ARTICLE 13    ADJACENT EXCAVATION - SHORING.........................       33
ARTICLE 14    CONDEMNATION..........................................       34
ARTICLE 15    ACCESS TO PREMISES; CHANGES...........................       35
ARTICLE 16    CONDITIONS OF LIMITATION..............................       37
ARTICLE 17    RE-ENTRY BY LANDLORD; INJUNCTION......................       38
ARTICLE 18    DAMAGES...............................................       39
ARTICLE 19    LANDLORD'S RIGHT TO PERFORM TENANT'S
              OBLIGATIONS...........................................       41
ARTICLE 20    QUIET ENJOYMENT.......................................       41
ARTICLE 21    SERVICES AND EQUIPMENT................................       41
ARTICLE 22    HAZARDOUS MATERIALS...................................       45
ARTICLE 23    INVALIDITY OF ANY PROVISION...........................       46
ARTICLE 24    BROKERAGE.............................................       46
ARTICLE 25    SUBORDINATION.........................................       47
ARTICLE 26    CERTIFICATE OF TENANT/LANDLORD........................       49
ARTICLE 27    LEGAL PROCEEDINGS AND WAIVER OF JURY TRIAL............       50
ARTICLE 28    SURRENDER OF PREMISES.................................       50
ARTICLE 29    RULES AND REGULATIONS.................................       51
ARTICLE 30    CONSENTS AND APPROVALS................................       51
ARTICLE 31    NOTICES...............................................       51
ARTICLE 32    NO WAIVER.............................................       52
ARTICLE 33    INABILITY TO PERFORM..................................       53
ARTICLE 34    ENTIRE AGREEMENT; NO REPRESENTATIONS;
              NO ORAL MODIFICATION..................................       54
ARTICLE 35    SECURITY..............................................       54
ARTICLE 36    INTENTIONALLY OMITTED.................................       56
ARTICLE 37    NON-LIABILITY AND INDEMNIFICATION.....................       56


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ARTICLE 38    INTENTIONALLY OMITTED.................................       57
ARTICLE 39    RIGHT OF FIRST OFFER..................................       57
ARTICLE 40    MISCELLANEOUS.........................................       58
ARTICLE 41    ROOF SPACE............................................       59
ARTICLE 42    OPTION................................................       61

SCHEDULES

            1 - Floor Plan for 7th and 8th floors 2 - Cleaning Specifications-Intentionally Omitted 3 - Form of Estoppel Letter 4 - Rules and Regulations 5 - Construction Rules and Regulations 6 - Crosshatch of Roof Premises

EXHIBITS

            A - Work Letter
            B-  Assignment and Assumption Agreement
            C - Nondisturbance Agreement

         AGREEMENT OF LEASE dated as of December 12, 1996, by and between F.S. REALTY CORP, a New York Corporation, with its office at c/o Prince Management Corp., 57-18 Flushing Avenue, Maspeth, New York 11378 (hereinafter referred to as "Landlord") and, GT INTERACTIVE SOFTWARE CORP., a Delaware Corporation with an office at 16 East 40th Street, New York, New York 10016 (hereinafter referred to as "Tenant").


                                 REFERENCE PAGE

LEASE DEFINITIONS

         In addition to other terms elsewhere defined in this Lease, the following words and phrases whenever used in this Lease shall have the meanings set forth in this Reference Page.

         "Alteration" shall mean any and every structural addition, construction, improvement, installation or modification of or to the Premises which affects building services outside the Premises including, but not limited to, electrical, plumbing, heating, ventilating and air-conditioning services.

         "Base Taxes" shall mean the Taxes (as hereinafter defined) for the twenty four-month period commencing July 1, 1996 and ending June 30, 1998 divided by two.

         "Brokers" shall mean S.L. Green Real Estate and Jenel Management Corp.

         "Building" shall mean the building known as 417 Fifth Avenue, New York, New York 10016.

         "Business Days" shall mean all days excluding Sundays and all days observed by the federal, state or local governments as legal holidays as well as all other days recognized as holidays under applicable union contracts.

         "Business Hours" shall mean the hours between 8:00 a.m. and 6:00 p.m. on Business Days except that on Saturdays Business Hours shall mean the hours between 8:00 a.m. and 1:00 p.m.

         "Commencement Date" shall mean the date that the Landlord delivers possession of the Premises to Tenant.

         "Construction Rules and Regulations" shall mean those certain rules and regulations issued by Landlord with respect to the performance of any construction at the Premises annexed hereto and incorporated herein as Schedule 5.

         "Consumer Price Index" or the "CPI-U" shall mean the Consumer Price Index for All Urban Consumers of the United States Department of Labor's Bureau of Labor


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

Statistics in effect for New York, Northeastern N.J. (1984=100) and generally published at the time the computation is to be made. If the CPI-U is no longer published, then another price index, generally recognized as authoritative, shall be substituted by mutual agreement of Landlord and Tenant. In the event the parties are unable to so agree, the matter shall be submitted to binding arbitration according to the rules of the American Arbitration Association. During any period while the determination of such a dispute is pending, Tenant shall continue to pay the sum previously in effect; provided, however, that the adjusted sum as finally determined shall be retroactive from the prescribed date and any deficiency owed by Tenant shall be paid promptly upon a final determination of the dispute.

         "Expiration Date" shall mean the tenth anniversary of the Commencement Date as the same may be extended.

         "Fair Market Rental Value" shall mean the fair market rental value of the Premises six months prior to the end of the Initial Term (as hereinafter defined) with respect to Option 1 (as hereinafter defined) and six months prior to the end of Option 1 with respect to Option 2 (as hereinafter defined) respectively. In the event that Landlord and Tenant are unable to agree on the Fair Market Rental Value of the Premises five months prior to the end of the Initial Term for Option 1 or five months prior to the end of Option 1 with respect to Option 2, then the same shall be determined by binding arbitration in accordance with Article 3 of this Lease. The arbitrator shall make his/her respective determination based upon the following assumptions and directions, and the arbitrator shall be so instructed and bound with respect thereto:


         (i) The Premises is available in the then rental market for comparable tenant space in comparable buildings in the City of New York;

         (ii) Neither Landlord nor Tenant is under a compulsion to rent;

         (iii) The Premises is to be rented as a whole to a single tenant for general office use for a term of five (5) years, taking into consideration such market factors and other lease provisions as may then customarily be in effect and applicable to the rental of such space in that location;

         (iv) The Premises shall be rented in an "as is," condition equal to the condition of the Premises as it exists six months prior to the end of the Term with respect to Option 1 and equal to the condition of the Premises as it exists six months prior to the end of Option 1 with respect to Option 2;

         (v) Landlord is not paying a brokerage commission to lease the Premises for either Option 1 or Option 2;


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

         (vi) Landlord is not making any improvements or alterations to the Premises for either Option 1 or Option 2; and

         (vii) Landlord is not giving Tenant any period of free rent for Option 1 or Option 2.

         "Fixed Annual Rent," "Fixed Rent" or "fixed annual rent" shall mean One Million Two-Hundred Thousand Dollars ($1,200,000.00) per annum for the period from the first anniversary of the Commencement Date through the second anniversary of the Commencement Date. Provided Tenant is not otherwise in default of the terms and conditions of this Lease, beyond applicable notice and grace periods, Fixed Annual Rent shall be abated for the period from the Commencement Date through the first anniversary of the Commencement Date (all additional rent (as hereinafter defined) shall remain due and payable). Thereafter, Fixed Annual Rent shall be adjusted on each anniversary of the Commencement Date beginning on the second anniversary of the Commencement Date through the tenth anniversary of the Commencement Date by multiplying the immediately preceding year's Fixed Annual Rent by a fraction, the numerator of which shall be the Consumer Price Index (as defined herein) in effect on the anniversary of the Commencement Date for the year in which Fixed Annual Rent is being adjusted and the denominator of which shall be the Consumer Price Index in effect on the immediately preceding anniversary of the Commencement Date, which escalation shall not exceed three (3) percent per annum. The increases in the Fixed Annual Rent set forth herein shall always be calculated upon, and added to, the prior year's Fixed Annual Rent.

         "Initial Term" shall mean a period of ten (10) years beginning on the Commencement Date.

         "Interest Rate" shall mean a fluctuating rate of interest per annum equal to the lesser of (a) 2% above the prime commercial lending rate of interest announced from time to time by The Chase Manhattan Bank, National Association (or any successor institution, or, if said bank and its successors are no longer in existence, any other member bank of The New York Clearing House Association selected by Landlord), at its principal office in New York City, in effect from time to time or (b) the maximum applicable legal rate of interest, if any.

         "Landlord" shall mean only the owner, or the mortgagee in possession, of the Land (as hereinafter defined) and Building (and the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to the Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of future covenants, obligations and liabilities of Landlord hereunder. It shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder from and after the date of such transfer.

         "Legal Requirement(s)" shall mean (i) any laws, statutes, ordinances (including building codes and zoning regulations and ordinances and the Americans with Disabilities Act of 1990) and the orders, rules, regulations, directives and requirements of all federal, state, county, city, municipal and borough departments, bureaus, boards (including the New York Board of Fire Underwriters), agencies, offices, commissions and subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land, the Building or the Premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto, and (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease.

         "Lien" shall mean any and every lien of any kind whatsoever for the furnishing (or alleged furnishing) of (or on account of) labor, materials, services, facilities or any other things whatsoever.

         "Premises" shall mean the entire seventh (7th) and eighth (8th) floors of the Building and the Roof Premises (as defined in Article 41 hereof) as shown hatched on the floor plan annexed hereto as Schedules 1 and 6 respectively.

         "Permitted Use" shall mean executive and general offices including kitchen facilities, employee cafeteria, executive dining room, employee snack bar concession, product display room, telemarketing operation and for similar uses excluding any and all manufacturing and retail sales to the public but for no other purposes whatsoever.

         "Security Deposit" shall have the meaning set forth in Article 35 hereof.

         "Tenant's Proportionate Share" shall mean 18.2%. The Tenant's Proportionate Share shall decrease in the proportion to the additional space built on top of the roof of the Building and the adjustment of the Tenant's Proportionate Share shall become effective upon the sale or rental of the additional space.

         "Term" shall mean the Initial Term as the same may be extended by Option 1 and Option 2. Notwithstanding anything in this Lease to the contrary,
(a) provided (i) Tenant is not otherwise in default of this Lease beyond all applicable notice and cure periods and (ii) Tenant provides Landlord with written notice no later than six months prior to the end of the Initial Term of its exercise of this option, Tenant is entitled to extend this Lease for an additional five years ("Option 1") beginning on the day after the expiration of the Initial Term and ending on the fifth anniversary of the day after the expiration of the Initial Term at a Fixed Annual Rent which is ninety percent (90%) of the Fair Market Rental Value (as such term is defined herein); and (b) provided (i) Tenant is not otherwise in default of this Lease beyond all applicable notice and cure periods and (ii) Tenant provides Landlord with written notice no later than six months prior to the end of the term of Option 1 of its exercise of this option, Tenant is entitled to extend this Lease for an additional five years ("Option 2") beginning on the day after the expiration of the term of Option 1 and ending on the fifth anniversary of the day after the expiration of the term of Option 1 at a Fixed Annual Rent which is ninety percent (90%) of the Fair Market Rental Value (as such term is defined herein).

         The Reference Pages information is incorporated into and made a part of the within Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.


                              W I T N E S S E T H:


         The  parties  hereto,  for  themselves,   their  heirs,   distributees,
executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                   ARTICLE 1.

                                 PREMISES: RENT

         1.(a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Initial Term to commence on the Commencement Date and to end at 11:59 p.m. on the Expiration Date or until such term shall sooner cease and terminate or be extended as herein provided. In the event that the Commencement Date does not occur on or before the six-month anniversary after the date this Lease is executed by Landlord, Tenant may elect to terminate this Lease, by first providing Landlord with a thirty (30) day written notice of Tenant's election to terminate this Lease, and if such situation shall continue and shall not be remedied by Landlord within such thirty (30) days, then the Term shall expire at the expiration of such thirty (30) days, and the estate hereby granted shall terminate with the same effect as if that day were the end of the Term (provided that Tenant, its agents, servants or employees are not responsible for the Commencement Date not occurring).

         1.(b) (i) From and after the  Commencement  Date,  Tenant  shall pay to
Landlord the Electrical Charge and after the first anniversary of the Commencement Date, Tenant shall pay to Landlord the fixed annual rent at the fixed annual rental rate set forth in the Reference Page, which shall be payable in equal monthly installments


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

in advance on the first day of each and every calendar month during the Term. The first monthly installment of fixed annual rent due on the first anniversary of the Commencement Date shall be payable by Tenant upon the execution of this Lease and shall be applied to the first full installment of Fixed Annual Rent due hereunder. Should the Commencement Date fall on any day other than the first day of a month, the fixed annual rent due on the first day of the first anniversary of the Commencement Date shall be pro-rated on a per diem basis, and Tenant shall pay the amount for such partial month on the Commencement Date. Should the last day of the Term fall on any day other than the last day of a month, then the fixed annual rent for such partial period shall be pro-rated on a per diem basis.

                  (ii) Any sum other than fixed annual rent payable hereunder (hereinafter called "additional rent") shall be deemed additional rent, and together with fixed annual rent shall be included in the term "rent" and shall, unless otherwise stated, be due within seven days after demand. Fixed annual rent and additional rent shall be paid in lawful money of the United States by good and sufficient check (subject to collection) drawn to Landlord's order or as Landlord may direct. Said checks shall be sent to Landlord at its address as hereinabove set forth, or to such other party or parties and/or at such other address(es) as Landlord shall designate by notice to Tenant.

                  (iii) Tenant shall pay the fixed annual rent promptly when due without notice or demand and additional rent when billed therefor and without offset, credit, abatement, deduction, counterclaim, set off for any reason whatsoever, except such deduction as may be expressly set forth herein.

         1.(c) If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirements, Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as legally may be permissible to permit Landlord to collect the maximum rents that, from time to time during the continuance of such legal rent restriction, legally may be permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter shall be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

         1.(d) No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct fixed annual rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law.

         1.(e) In order to compensate Landlord for the expenses involved in handling delinquent payments, Tenant shall pay, as additional rent, a late charge of four (4%) percent of the amount of any installment of fixed annual rent or payment of additional rent remaining unpaid on the tenth day after written notice to Tenant. Nothing herein contained shall excuse Tenant from paying all rent or any other sum due under this Lease on the dates when same are due hereunder.

         1.(f) Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent as for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

                                   ARTICLE 2.

                              CONDITION OF PREMISES

         2.(a) Tenant is fully familiar with the condition of the Premises and hereby accepts possession of the Premises in their current "as is" condition except for latent defects other than asbestos.

         2.(b) Tenant acknowledges that the Building including the Premises, is sprinklered and that the bathrooms in the Premises will be delivered to Tenant in their current "as-is" condition.

         2.(c) Landlord shall not be required to perform any work in the Premises except that Landlord shall, at its sole cost and expense, remove all asbestos from the Premises of which Tenant informs Landlord in writing, prior to the completion of Tenant's Initial Work (as hereinafter defined). Landlord shall not be responsible for removing any asbestos from the Premises of which Tenant fails to inform Landlord in writing prior to completion of Tenant's Initial Work and Landlord shall not be responsible for removing any floor or ceiling tiles containing asbestos. Landlord shall perform all such asbestos removal work: (i) promptly after being notified of the existence of any such asbestos by Tenant in writing; (ii) in a manner so as not to interfere with, or delay, Tenant's Initial Work; and (iii) in compliance with all Legal Requirements. In the event that Landlord shall fail to perform any such asbestos removal work in accordance with all of the terms and conditions of the immediately preceding sentence and Landlord does not remedy any such failure within ten (10) days following written notice from Tenant, then Tenant, following an additional (10) day written notice to Landlord, shall have the right to perform any such asbestos removal work on behalf of Landlord and may offset Tenant's reasonable cost therefor against the next installments of fixed annual rent due under this Lease. Prior to Tenant's completion of Tenant's Initial Work, Landlord shall deliver to Tenant a letter from the asbestos removal company indicating that the asbestos that Tenant informed Landlord of in writing was removed from the Premises. Notwithstanding anything to the contrary contained herein, any asbestos which may be discovered in the Premises following the completion of Tenant's Initial Work, shall be promptly removed by Landlord, (provided Tenant informs Landlord in writing of the asbestos to be removed), in accordance with all Legal Requirements and in a manner so as not to interfere with Tenant's use of the Premises. Tenant shall reimburse Landlord for one half of all of Landlord's actual costs in connection with such removal. Landlord and Tenant acknowledge that the removal of asbestos from the Premises by Landlord may occur simultaneously with the performance of Tenant's Initial Work and Landlord and Tenant agree to cooperate in good faith, with the other party so as not to interfere with the performance of each other's work.

         2.(d) All work performed by Tenant in accordance with the provisions of this Lease shall require the installation of new materials at least comparable to the quality now present in the Building and shall be performed in accordance with the terms and conditions of this Lease and the Construction Rules and Regulations.

         2.(e) Landlord shall make available to Tenant, the amount of Landlord's Contribution (as such term is defined in the Work Letter annexed hereto as Exhibit A and made a part hereof) subject to, and in accordance with, the terms of such Work Letter.

                                   ARTICLE 3.

                                   ARBITRATION

         3.(a) In any case in which it is specifically provided by the terms of this Lease that a matter shall be determined by arbitration, such arbitration shall be conducted by a single arbitrator pursuant to applicable statutes of the State of New York at the time in effect and, to the extent permitted by said statutes, in the manner specified in this Article 3 and, to the extent not inconsistent with said statutes and this Article 3, in accordance with the Commercial Arbitration Rules for expedited arbitration at the time in effect of the American Arbitration Association; provided that the arbitrator selected hereunder shall be a person of recognized competence who is unaffiliated with either party to this Lease (either by direct or indirect relationship or significant business relationship) and shall have at least ten (10) years' experience as a commercial real estate broker or appraiser in the City of New York. The arbitrator shall be chosen by the American Arbitration Association in accordance with the Commercial Arbitration Rules for expedited arbitration.


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

         3.(b) The party desiring such arbitration shall give written notice to that effect to the other party and, in such notice, shall specify the nature of the dispute to be arbitrated. Each of Tenant and Landlord shall submit (a "Submission") stating its position (including all relevant figures and amounts, as appropriate) in such dispute to the arbitrator, in writing, within seven (7) days of the selection of the arbitrator and such arbitrator shall determine such matter as promptly as possible; provided that:

           (i) The arbitrator shall have the right only to interpret and apply the terms of this Lease, and may not change any such terms or deprive any party to this Lease of any right or remedy expressly or impliedly provided in this Lease. Landlord and Tenant each shall be entitled to present evidence and arguments to the arbitrator; and

          (ii) The arbitrator shall select either Tenant's or Landlord's Submission (without modification) as its decision, which decision shall be final and binding in accordance with the provisions of the laws of the State of New York. The arbitrator shall give written notice of its determination to Landlord and Tenant and shall furnish to each a signed copy of such determination.

         3. (c) The fees and expenses of the arbitrator shall be borne equally by Landlord and Tenant.

         3. (d) In the event of the failure, refusal or inability of the arbitrator to act, a new arbitrator shall be appointed in his/her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act, or to continue to act.

         3.(e) During any period of arbitration under this Article 3, neither Landlord nor Tenant shall be deemed to be in default with respect to the performance of any covenant, duty or obligation relating to such matter, and any grace period or permitted delay in such performance otherwise provided for in this Lease shall be automatically extended by such period of arbitration. However, notwithstanding the foregoing in the event that Fair Market Rental Value for Option 1 or Option 2 is being determined by arbitration, Tenant agrees to pay during the period of arbitration, the Fixed Annual Rent chargeable and in effect on the Expiration Date with respect to Option 1, and on the last day of Option 1 with respect to Option 2, without prejudice to any of its rights until there has been a determination of the arbitration. After such determination of the arbitrator the Fixed Annual Rent shall be adjusted in accordance with the arbitrator's decision and Tenant shall be credited for any overpayment or debited for the additional Fixed Annual Rent due and owing.

                                   ARTICLE 4.

                           REAL ESTATE TAX ESCALATION

         4.(a) For the purposes of this Article 4, the following definitions shall apply:

                  (i) The term "Taxes" shall mean all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever (excluding metered charges) that are or may be assessed, levied or imposed upon all or any part of the land (hereinafter referred to as the "Land") on which the Building is situated, the Building and the sidewalks, vaults (excluding vaults used by tenants), arcades, plazas, alleys or streets in front of or adjacent thereto, including any tax, excise or fee payable as a result of the Building being situated in a business improvement district, including any tax, excise or fee measured by or payable with respect to any rent levied against Landlord and/or the Land and/or the Building as though this was the only property of the Landlord, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof but excluding any income, franchise, corporate, estate, inheritance, succession, capital stock, transfer or mortgage recording tax levied on Landlord. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, and/or the sidewalks, arcades, plazas,--alleys or streets in front of or adjacent thereto, in substitution in whole or in part for any tax which would constitute "Taxes," or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes."

                  (ii) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the Term or such other period of twelve months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                  (iii) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 4 as reasonably estimated by Landlord (not to exceed 105% of Tenant's Tax Payment (as hereinafter defined) for the preceding Tax Year) and a copy of all relevant tax bills.

         4.(b) (i) Tenant shall pay as additional rent for the Tax Year beginning on July 1, 1998 and each Tax Year thereafter a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes. Tenant's Tax Payment for each Tax

Year shall be due and payable in advance in monthly installments on the first day of each month during each Tax Year, initially based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as the amount of the Taxes for such Tax Year shall be determined by the City of New York, at which point, such monthly installments shall be adjusted based on the actual amount of the Taxes for such Tax Year. Tenant shall, within thirty
(30) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to any Tax Year and, in the event of an overpayment, Tenant may credit against subsequent payments of fixed annual rent and additional rent the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid to the appropriate taxing authorities in full or in monthly, quarterly, semiannually or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Landlord shall provide Tenant with a copy of the tax invoices upon which the Tenant's Tax Payment is based. Tenant shall not pay any portion of late charges or interest on late Tax Payments.

                  (ii) If the real estate tax fiscal year of The City of New York shall be changed during the Term, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 4.(b).

                  (iii) If the Taxes for any Tax Year for which Tenant shall have paid additional rent pursuant to this Article shall be adjusted, corrected or reduced whether as the result of protest of any tentative assessment, or by means of agreement, or as the result of legal proceedings, the additional rent becoming due for said Tax Year pursuant to this Article shall be determined on the basis of said corrected, adjusted or reduced Taxes. If Tenant shall have paid any additional rent pursuant to this Article for such Tax Year prior to any said adjustment, Landlord shall credit or refund to Tenant any excess amount thus paid as reflected by said adjusted Taxes, less Tenant's Proportionate Share of any cost, expense or fees, not to exceed thirty three percent (33%) of the Tax reduction (including experts' and attorneys' fees but excluding Landlord's actual out-of-pocket costs of administration and coordination) incurred by Landlord in obtaining said tax adjustment. If said tax adjustment shall occur prior to Tenant's payment of any said Taxes due hereunder as additional rent,

Tenant shall pay, as additional rent, Tenant's Proportionate Share of any cost, expenses or fees (including experts' and attorneys' fees but excluding Landlord's costs of administration and coordination) incurred by Landlord in obtaining said tax adjustment.

         4.(c) In the event that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then, in applying the provisions of this Article 4 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on the basis of the portion of such Tax Year that shall have elapsed prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

         4.(d) In no event shall the fixed annual rent be reduced by operation of this Article 4. Except as provided in Section 4(e) hereof, the rights and obligations of Landlord and Tenant under the provisions of this Article 4 with respect to any additional rent shall survive the expiration or other termination of this Lease.

         4.(e) Landlord's failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year so long as the Escalation Statement is rendered within one (1) year of the preceding Tax Year. For example, Landlord may render an Escalation Statement for the 1998/1999 Tax Year through and including June 30, 2000. Subject to the previous sentence, payments shall be made pursuant to this Article 4 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the Term.

         4.(f) Landlord shall deliver to Tenant within a reasonable time upon its receipt, a statement containing a copy of the City's tax bill for the applicable Tax Year ("Statement") which shall be conclusive and binding upon Tenant unless within 60 days after receipt of such Statement, Tenant shall notify Landlord in writing that it disputes the correctness of Tenant's Tax Payment for such Tax Year, specifying the particular respects in which such Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the relevant Escalation Statement, without prejudice to Tenant's position.

                                   ARTICLES 5.

                                       USE

         5.(a) The Premises may only be used by Tenant for the Permitted Use and for no other purpose whatsoever.

         5.(b) Tenant shall not use or permit the use of the Premises or any part thereof in any way that would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein that shall in any way impair or interfere with (a) the character, reputation or appearance of the Building as a high quality office building, (b) any of the Building services, (c) the proper and economic heating, cleaning, air-conditioning, ventilating or other servicing of the Building or the Premises, or (d) the use of any of the other areas of the Building by, or occasional discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind that causes any such impairment, interference, discomfort, inconvenience or annoyance.

         5.(c) If any governmental license or permit (other than a Certificate of Occupancy for the Building or any other license or permit required of all tenants occupying space for executive and general office use in the Borough of Manhattan) shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof or for Tenant's occupancy of the Premises, Tenant at its expense shall procure, maintain and comply with the terms and conditions of such license or permit and, promptly after request, submit the same to Landlord for inspection.

         5.(d) Tenant acknowledges and agrees that the value of the Premises and the reputation of the Landlord will be seriously injured if the Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that it will not bring or permit any obscene or pornographic material on the Premises, however, Tenant may receive obscene software for its review only and shall not permit or conduct any pornographic, nude, or semi-nude live performances on the Premises, nor permit use of the Premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that it will not permit any of these uses by any sublessee of the Premises or assignee of this Lease. This Section 5(d) shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time it violates any of the provisions of this Section 5(d), such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Section 5(d) as any written or pictorial matter with prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activity. For the purposes of this Section 5.(d) the term "obscene material" shall have the meaning as set forth in New York State Penal Law Section 235.00.

                                   ARTICLE 6.

                          ALTERATIONS AND INSTALLATIONS

         6.(a) Tenant shall make no Alterations in or to the Premises without Landlord's prior written consent (including, without limitation, any work in connection with the Tenant's initial occupancy of the Premises) which approval shall not be unreasonably withheld, conditioned or delayed. Every Alteration shall be done at Tenant's sole cost and expense and in the case of Tenant's Initial Work, shall be performed in accordance with the Work Letter annexed hereto as Exhibit A and incorporated herein. Tenant shall notify Landlord in writing of every addition, construction, improvement, installation or modification of or to the Premises which requires filings with any state or municipal agency, including, but not limited to the New York City Department of Buildings and Landlord shall cooperate in processing and signing Tenant's filings to perform such alterations.

         6.(b) Every Alteration in or to the Premises shall be performed in accordance with and shall conform to the Contractor Rules and Regulations incorporated herein in Schedule 5 and the provisions of this Lease and shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Such plans and specifications shall be prepared at Tenant's sole cost and expense by a professional registered architect and shall be complete, finished detailed architectural drawings and specifications for the Alteration. Landlord will not unreasonably withhold, condition or delay its consent to any Alterations, the plans therefor or the contractors who are to perform same.

         6.(c)    With respect to every Alteration:

                  (i) All work shall be done in a good and worker like manner and shall not interfere with the operation of the Building or impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building.

                  (ii) Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Premises at least ten days prior to the beginning of work by such contractor or subcontractor. Any contractor employed by Tenant (and all subcontractors) shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Upon the happening of any such dispute, strike or disharmony, Tenant shall immediately upon notice from Landlord discontinue the labor giving rise thereto. In the event Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to seek an injunction with or without notice.

                  (iii) Except with respect to Tenant's Initial Work, Tenant shall pay its contractors or subcontractors, in a timely fashion and perform the work shown on Tenant's approved plans and specifications subject to reasonable retainage. Within a reasonable time, not to exceed 30 days, after completion of the Alteration, Tenant shall furnish Landlord with reasonable evidence that payment has been made for the Alteration together with a waiver of lien by Tenant's contractor in the amount of such payment.

                  (iv) Tenant shall cause the Alteration to be made in compliance with Legal Requirements. Tenant shall furnish to Landlord copies of all governmental permits and authorizations that may be required in connection with any Alteration. All such governmental permits and authorizations shall be obtained by Tenant at its sole cost and expense and Tenant shall pay the cost of filing Tenant's plans and specifications with the appropriate governmental authorities.

                  (v) Tenant shall perform any Alterations so that they: (i) are of good quality; (ii) are free and clear of Liens; (iii) substantially conform to the plans and specifications as approved by Landlord; and (iv) be fit for the intended use and purpose. In the event that the Alterations do not comply with provisions (i) through (iv) of this subparagraph, Tenant shall commence to cure such nonconforming work within five (5) days after written notice from Landlord.

                  (vi) Tenant shall keep the Building and the Premises free and clear of all Liens for any work or material claimed to have been furnished to Tenant or to the Premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants or occupants of the Building.

                  (vii) During the progress of the work to be done by Tenant, said work shall be subject to reasonable inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times on reasonable notice, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct any such inspection.

                  (viii) Except with respect to Tenant's Initial Work as defined in the Work Letter annexed hereto and incorporated herein, with respect to any Alteration costing more than $100,000.00, Tenant agrees to pay Landlord, as additional rent, within ten days of demand, an amount equal to Landlord's out of pocket expenses in connection with the Alteration (not to exceed $1,000.00) in question for the review of Tenant's plans and specifications.

                  (ix) Prior to commencement of any Alteration, Tenant's Initial Work, or any subsequent structural work, Tenant shall furnish to Landlord original certificates of insurance naming Landlord and its designated managers and agents as additional insureds as their respective interests may appear and evidencing the existence of:

                         o Workers' compensation  insurance covering all persons
employed for such work; and

                         o Commercial general liability  (including  contractual
liability) and property damage insurance, with coverage of at least $5,000,000 per occurrence for bodily or personal injury (including death) and $1,000,000 in respect of property damage.

Such insurance shall be maintained at all times during the performance of the work and shall not be cancelable except on 30 days' prior written notice to Landlord.

                  (x) Upon completion of each Alteration, Tenant shall remove, at its sole cost and expense, all debris from the Premises and clean the same.

                  (xi) Upon completion of each Alteration for which plans are prepared, Tenant shall deliver "marked" or "as-built" plans for such Alteration to Landlord at Tenant's sole cost and expense.

         6.(d) Landlord shall not be responsible for any labor or materials furnished to Tenant, or for delays of any kind experienced by Tenant's contractors unless such delay is caused by Landlord. No Lien for any labor, materials, or other services or things furnished to Tenant shall attach to or affect Landlord's estate or interest in the Premises, the Land and/or the Building. Tenant agrees to discharge, at Tenant's expense (whether by payment, bonding, or otherwise) every Lien filed against the Premises, the Land and/or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, within 30 days after receiving notice of the same. Tenant shall require that all contractors and subcontractors engaged in connection with Tenant's Alterations indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of such contractor's or subcontractor's use of the Premises or performance of the work, including any claims, fines and penalties imposed due to a failure to comply with Laws.

         6.(e) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other Lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

         6.(f) All Alterations, additions, paneling, partitions, doors, railings and like installations installed in the Premises at any time, either by Tenant or by Landlord or others on Tenant's behalf and whether installed or purchased at Landlord's or

Tenant's expense (collectively, the "Leasehold Improvements") shall become the property of Landlord upon the expiration or earlier termination of this Lease. The Leasehold Improvements shall remain upon, and shall be surrendered with, the Premises.

         6.(g) If any alterations, installations, additions, improvements or other property that Tenant shall be obligated to remove are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove such property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Premises or the Building resulting from the removal of the property by Tenant, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's actual out of pocket cost in repairing such damage. Tenant's obligations under this Section 6.(g) shall survive the expiration or other termination of this Lease.

         6.(h) Tenant shall keep records of Tenant's Alterations, installations, additions and improvements costing in excess of $5,000.00, and of the component (category) cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.


                                   ARTICLE 7.

                                     REPAIRS

         7.(a) (i) Tenant shall, at its sole cost and expense, take good care of the Premises and the fixtures and appurtenances therein (including, without limitation, bathroom and plumbing fixtures and appurtenances) and make all repairs thereto as and when needed to preserve them in good working order and condition and maintain the Premises in a condition consistent with offices in comparable office buildings. Landlord, at its sole cost and expense, shall promptly replace all broken glass of the exterior windows in the Premises. Tenant shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all sanitary and electrical fixtures (excluding the Class E System) and equipment therein. Subject to the provisions of Sections 9(h)(i) and 9(h)(iii) hereof, all damage or injury to the Premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by or which arises out of (i) Tenant moving property in or out of the Building, or (ii) the installation or removal of furniture, fixtures or other property by Tenant, or (iii) the performance by Tenant or existence of any Alterations or repairs in the Premises or (iv) the installation, use or operation of Tenant's property in the Premises or (v) negligence, wilful or improper conduct on the part of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored or replaced promptly at Tenant's sole cost and expense to the reasonable satisfaction of Landlord. However, if by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency,
(4) any rule, order or regulation of any governmental agency, or (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency (each, a "Force Majeure Event"), Tenant shall not be able to fulfill its obligations under this Lease, this Lease and Tenant's obligation to pay fixed annual rent and additional rent hereunder, shall not otherwise be affected, impaired or excused, but Tenant shall not be deemed in default in the performance of any obligations under this Lease, provided, that as soon as Tenant shall learn of the happening of any Force Majeure Event, Tenant shall promptly notify Landlord of same, and, if ascertainable, its estimated duration, and Tenant will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible. Any repairs required to be made by Tenant to the mechanical, electrical, plumbing, sanitary, heating, ventilating, Building's air-conditioning, fire safety or other systems of the Building shall be performed only by contractor(s) who are reasonably acceptable and approved by Landlord. All repairs, restorations and replacements made by Tenant shall be in quality and class equal to the original work or installations currently in the Building. If Tenant fails to make such repairs, restoration or replacements within thirty (30) days after notice and demand, subject to any necessary extension as a result of a Force Majeure Event, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within ten (10) days after rendition of a bill therefor.

                  (ii) Except as otherwise provided for herein, the exterior walls of the Building, elevators and elevator shafts, and other Building shafts, and conduits which extend to any floor above or below the Premises, and the portions of any window sills outside the windows, and the windows are not part of the Premises and Landlord reserves all rights to such parts of the Building.

         7.(b) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry and that is allowed by law. If Tenant shall desire a floor load in excess of that which such floor was designed to carry and which is allowed by law, Tenant shall submit plans and specifications for such floor load to Landlord for Landlord's review and approval which shall not be unreasonably withheld, conditioned or delayed. In determining whether to grant its consent Landlord shall consider whether the work necessary to increase such floor load (i) adversely affects the structure of the Building, (ii) interferes with the amount or availability of any space adjoining alongside, above or below the Premises,
(iii) will  interfere  with the  occupancy of other  tenants in the Building and
(iv) may be accomplished without disturbing the load bearing columns, walls or configuration of the Building.

         7.(c) Business machines and mechanical equipment used by Tenant that cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat.

         7.(d) Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis unless the inconvenience or annoyance to Tenant's business materially interferes with Tenant's business operations.

         7.(e) Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable Legal Requirement.

         7.(f) Landlord shall maintain and repair the exterior and structural portions of the Building including the structural portions of the Premises and shall maintain and repair the public portions of the Building's interior and the Building's plumbing, fire safety, electrical, heating and ventilating systems serving the Premises.

                                   ARTICLE 8.

                               REQUIREMENTS OF LAW

         8.(a) If Tenant receives any notice of any violation of any Legal Requirement, Tenant shall give prompt written notice thereof to Landlord. Tenant shall comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises (including, without limitation, the performance of any alterations under the Americans with Disabilities Act of 1990) or the use or occupation thereof (in which event Tenant shall effect such compliance at its sole cost and expense) provided, however, that the need for compliance with any such Legal Requirement directly arises out of Tenant's particular manner of use of the Premises and is not a Legal Requirement of general application. Landlord shall be responsible, at its own cost and expense, for compliance with all other Legal Requirements. If, as a result of any act by Tenant in violation of this Lease, any Legal Requirement is violated, Tenant, at its sole cost and expense, shall cause any such violation to be promptly cured. The foregoing shall include any structural alterations necessary to effect such a cure provided the act or omission by Tenant in violation of this Lease is attributable to Tenant's use or occupancy of the Premises.

         8.(b) (i) Without limiting the generality of Section 8.(a), if any Legal Requirement shall require (i) the inspection of Building systems or any Tenant improvement to ascertain the amount of chlorofluorocarbons ("CFCs"), including freon, that Tenant improvements are emitting or leaking into the atmosphere, (ii) additional maintenance of any Tenant improvements relating to the presence of CFCs, or (iii) any Tenant improvement to reduce or eliminate the emission or presence of CFCs, then Tenant shall pay upon written demand, Tenant's Proportionate Share of the cost of such compliance by Landlord or Tenant shall, at Tenant's sole cost and expense, promptly make such conversion, change, alteration, modification or replacement of Tenant's improvements as may be necessary or required in the Premises.

                  (ii) Without limiting the generality of Section 8.(a), Tenant, at its sole cost and expense, shall comply with all Legal Requirements regarding the collection, sorting, separation and recycling of its waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as is provided by any Legal Requirements. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably supplied by and approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Premises in accordance with a collection schedule prescribed by any Legal Requirements. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by any Legal Requirement, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. In the event Landlord receives any monetary benefit from the disposal or recycling of Tenant's garbage, refuse and trash, Tenant shall receive a credit, after Landlord deducts its reasonable actual expenses, in the amount of Tenant's Proportionate Share of such amount, to its fixed annual rental payment in the month after Landlord receives such monetary benefit.

         8.(c) Notwithstanding the provisions of Sections 8.(a) and 8.(b) hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law
(including appeals to a court or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith during the course of such contest, provided that (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to Lien or sale, (b) such non-compliance shall not be in violation of any fee mortgage or of any ground or underlying lease or any mortgage thereon and (c) Tenant shall prosecute such contest promptly and diligently to its conclusion.

         8.(d) Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall be reasonably satisfied that the facts set forth in any such documents or pleadings are accurate.


                                   ARTICLE 9.

                  INSURANCE. LOSS. REIMBURSEMENT AND LIABILITY

         9.(a) Tenant shall not do, permit or suffer to be done any act or thing upon the Premises that would invalidate or be in conflict with New York standard fire and property damage insurance policies covering the Building, and fixtures and property therein, or that would increase the rate of insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall not do nor shall Tenant permit to be done any act or thing upon the Premises that shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Premises.

         9.(b) If, as a result of any act or omission by Tenant or violation of this Lease, after applicable notice, grace and cure periods, the rate of any insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord and provide copies of all insurance bills for all increases of Landlord's insurance premiums so caused provided that Landlord provides to Tenant copies of Landlord's insurance bills evidencing any such increase; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Premises issued by the body making insurance rates for the Premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Premises.

         9.(c) Landlord or its agents shall not be liable for any injury or damage to persons or property (including, but not limited to, loss of profits and injury to business) resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature, unless any of the foregoing shall be caused by or due to the negligence or willful misconduct of Landlord, its agents, servants, contractors or employees.

         9.(d) Landlord shall not be liable for any damage which Tenant may sustain, if at any time any window of the Premises is broken, due to Tenant's arbitrary or negligent acts nor shall Landlord be liable for any damage which Tenant may sustain, if at any time any window of the Premises is broken, or temporarily darkened unless same is due to Landlord's arbitrary or negligent acts. For purposes hereof, "temporarily" shall mean five (5) days or less.


         9.(e) Subject to the provisions of Section 8.(c) hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.(e), Tenant could have any liability in connection therewith.

         9.(f) Tenant shall give Landlord notice in case of fire, discovery of asbestos or accidents in the Premises promptly after Tenant becomes aware of such event.

         9.(g) Landlord's officers, directors and members (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom. Tenant shall look solely to Landlord's estate and interest in the Land and Building, and the lease of the Building or of the Land and Building, the Premises and insurance proceeds for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord. No other property or assets of Landlord or any agent, officer, director or member shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant. However, nothing contained in this Section shall be construed to permit Tenant to offset against rents due a successor landlord a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord. Notwithstanding anything herein to the contrary, Tenant's officers, shareholders, directors and members shall have no personal liability with respect to any provisions of this Lease.

         9.(h) (i) Landlord shall obtain all-risk insurance for the Building in amount equal to the replacement cost thereof, including the replacement cost of Tenant's leasehold improvements but, excluding Tenant's furniture, furnishings and other removable personal property and fixtures. Such policies shall include appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

                  (ii) Tenant shall obtain all-risk insurance in an amount equal to the full replacement cost of Tenant's furniture, furnishings and other removable personal property and all fixtures to the extent that the same has been paid for by Landlord's Contribution (as defined in the Work Letter). Tenant shall include in any property insurance policy or policies appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

                  (iii) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery that it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent of the net proceeds of insurance actually received by Landlord as a result of such loss or damage, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 9.(h)(iii) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent of the net proceeds of insurance actually received by Tenant as a result of such loss or damage, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                  (iv) In the event that Tenant does not obtain the all-risk property insurance provided for in Section 9(h)(ii) above, Tenant waives any and all claims against Landlord for loss or damage to all such furniture, furnishings and other removable personal property and fixtures. Notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for loss or damage to Tenant's furniture, furnishings and other removable personal property and fixtures.

         9.(i) (i) Tenant shall provide on or before the Commencement Date and shall keep in force during the Term hereof for the benefit of Landlord and Tenant a commercial general liability insurance policy (including contractual liability) arising out of the use of the Premises or any appurtenances thereto or occasioned by any occurrence on or about the Premises or any appurtenances thereto. Such policy shall be not less than the amount of $5,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 in respect of property damage.

                  (ii) All insurance required by this Lease shall be evidenced by valid and enforceable policies issued by companies (i) licensed to do business in the State of New York and (ii) having a financial size category of not less than VII and with general policy holders rating of not less than "B+" as rated by "Best's" insurance reports. All liability insurance policies maintained by Tenant shall name Landlord and its designated managers and agents as additional insureds. The insurance required by this Article may be carried under a blanket policy covering the Premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 15 days prior to the effective date of any such policy, Tenant shall deliver to Landlord either a duplicate original of the aforesaid policies or a certificate(s) evidencing such insurance. Said certificate(s) shall contain an endorsement that such insurance may not be canceled except upon 30 days' written notice to Landlord.


                                   ARTICLE 10.

                          DAMAGE BY FIRE OR OTHER CAUSE

         10.(a) If the Premises or any part thereof shall be damaged by fire or other casualty Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

         10.(b) (i) If the Premises are partially damaged or rendered partially untenantable by fire or other casualty, the damage thereto shall be repaired, including restoration of the leasehold improvements by and at the expense of Landlord and the fixed annual rent and the additional rent payable under Articles 1 and 4 shall be paid for the portion of the Premises affected to the time of the casualty and Tenant shall resume such payment in accordance with the provisions of Article 10(b)(iv).

                   (ii) If the Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other casualty, the damage thereto shall be repaired, including restoration of the leasehold improvements by and at the expense of Landlord and the fixed annual rent and the additional rent payable under Articles 1 and 4 shall be paid to the time of the casualty and Tenant shall resume such payment in accordance with the provisions of Article 10(b)(iv).

                   (iii) If the Building shall be so damaged that Landlord shall decide to demolish it or if at least 50% of the floor area of the Premises is damaged or destroyed during the last eighteen (18) months of the Initial Term, or, if the Term is extended by Tenant, then, during the last eighteen (18) months of Option 1 or Option 2, as the case may be, then, in any such events, Landlord may elect to terminate this Lease by written notice to Tenant. Such notice shall be given by Landlord within sixty (60) days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than thirty (30) days after the giving of such notice, and upon the expiration date specified in such notice the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination. Any rent owing shall be paid up to such date (subject to abatement as provided in subparagraphs 10.(b)(i) and (ii) above) and any payments of rent made by Tenant that were on account of any period subsequent to such date shall be promptly returned to Tenant. Landlord shall make the required repairs and restoration, in accordance with subparagraphs 10.(b)(i) and 10.(b)(ii) with all reasonable expedition during Business Days and Business Hours, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. Notwithstanding anything to the contrary set forth herein, if at least thirty-three percent (33%) of the floor area of the Premises is damaged and: (a) in the opinion of an independent architect selected by Landlord (which Landlord shall select within fourteen (14) days of any such casualty), and reasonably acceptable to Tenant, the Premises cannot be substantially restored within twelve (12) months after the date of such casualty, Tenant may, within fifteen (15) days following such determination, terminate this Lease, by notice to Landlord and if Tenant timely exercises such option, this Lease shall ipso facto terminate and come to an end as of the date that is thirty (30) days after such event as fully and completely as if such date were the date set forth herein for the expiration of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises, without prejudice however, to Landlord's rights and remedies against Tenant under the provisions in effect prior to such termination; or (b) if restoration of the Premises is not substantially completed within twelve (12) months from the date of any such casualty, Tenant may terminate this Lease, by first providing Landlord with a thirty (30) day written notice to cure, and if such situation shall continue and shall not be remedied by Landlord within thirty (30) days, then Tenant may give to Landlord a notice of intention to end the Term at the expiration of fifteen (15) days from the date of the service of such notice of intention and upon the expiration of said fifteen (15) days this Lease and the Term and estate hereby granted, shall terminate with the same effect as if that day were the end of the Term. If less than 33% of the floor area of the Premises is damaged and if Landlord does not substantially restore the Premises within twelve (12) months of such casualty, Tenant may at its option, restore the Premises, at its own cost and expense, and receive an abatement of the installments of fixed annual rent in an amount equal to the actual cost of the repairs together with interest at the Interest Rate until such time as Landlord reimburses Tenant for such costs.

         (iv) After any such casualty, Tenant shall cooperate with Landlord's restoration of the Premises by removing from the Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume sixty (60) days after written notice from Landlord that the Premises is substantially ready for Tenant's occupancy, and in fact, the Premises is substantially ready for Tenant's occupancy.

         10.(c) No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this
Article 10.

         10.(d) Landlord will not carry separate insurance of any kind on Tenant's property, furniture, furnishings and other removable personal property and fixtures alterations, installations or additions (excluding Tenant's leasehold improvements) made to the Premises, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

         10.(e) The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the Premises by fire or other casualty, and Section 227-a the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.


                                   ARTICLE 11.

                    ASSIGNMENT. MORTGAGING. SUBLETTING. ETC.

         11.(a) Except as otherwise provided for herein, Tenant shall not by operation of law or otherwise (a) assign or otherwise transfer this Lease or the Term and estate hereby granted, (b) sublet the Premises or any part thereof or allow the same to be used or occupied by others, (c) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant or (d) advertise, or authorize a broker to advertise, for a subtenant or assignee, the price for any portion of the Premises. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

         11. (b) Notwithstanding anything to the contrary contained herein, any transaction: (i) with a corporation into, or with which, Tenant is merged or consolidated; or (ii) with an entity to which all, or substantially all, of Tenant's assets are transferred; or (iii) with an entity that controls, or is controlled by Tenant or is under common control with Tenant; or (vi) involving the sale or transfer of the stock of Tenant over a nationally recognized public stock exchange; shall not be deemed to be an assignment for purposes of this Lease and shall not require Landlord's prior consent, except that with respect to any transaction pursuant to which Tenant is merged or consolidated with another entity, the same shall not require Landlord's consent provided that: (i) if such merger or consolidation occurs during the first five (5) years of the Term the entity resulting from such merger or consolidation shall have a net worth of at least One Hundred Million Dollars ($100,000,000.00); and (ii) if such merger or consolidation occurs after the first five (5) years of the Term, the entity resulting from such merger or consolidation shall have a net worth of at least Forty Million Dollars ($40,000,000.00). In the event that the net worth of Tenant following any such merger or consolidation occurring during the first five (5) years of the Term is less than One Hundred Million Dollars ($100,000,000.00), Landlord's prior consent shall not be required for any such merger or consolidation provided that Tenant delivers to Landlord a letter of credit, in the amount of One Million Three Hundred Thirty Three Thousand
Dollars, to be held by Landlord as additional security in accordance with the provision of Article 35 hereof. Such letter of credit may be reduced by Tenant to Six Hundred Sixty Seven Thousand Dollars following the fifth anniversary of the Commencement Date. In the event that the net worth of Tenant following any merger or consolidation occurring after the first five (5) years of the Term is less than Forty Million Dollars ($40,000,000.00), Landlord's prior consent for such merger or consolidation shall not be required, provided that Tenant delivers to Landlord a letter of credit, in the amount of Six Hundred Sixty Seven Thousand Dollars to be held by Landlord as additional security in accordance with the provisions of Articles 35 hereof. Nothing in this Section 11(b) shall permit Tenant or any successor to use or occupy the Premises for any purpose other than the purposes stated in Article 5 hereof.

         11.(c) Any assignment or transfer, whether made with Landlord's consent as required by Section 11(a) or without Landlord's consent pursuant to this Article shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in the form annexed hereto as Exhibit B. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

         11.(d) The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 11.(d) of Tenant named in this Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

         11.(e) Landlord shall not withhold or delay its consent unreasonably to an assignment of this Lease or a subletting of the whole or a part of the Premises so long as:

                   (i) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities and such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably requested by Landlord;

                   (ii) the proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord, and with respect to any proposed assignment, such assignment complies with those requirements set forth paragraph 11.(c);

                   (iii) the nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Premises are located;

                   (iv) in the event that there is comparable space available to be leased in the Building, the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six months immediately preceding Tenant's request for Landlord's consent;

                   (v) all costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                   (vi) each sublease shall state specifically that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Premises to be used by others, except in accordance with the terms of this Article, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, beyond any applicable notice and grace period, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein and (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

                   (vii) Tenant, shall have paid Landlord any reasonable costs incurred by Landlord to review the requested consent including, without limitation, any reasonable attorney's fees incurred by Landlord not to exceed $2,500.00;

                   (viii)  Tenant shall have  complied  with the  provisions  in
Section 11(f) with respect to any sublease;

                   (ix) the proposed subtenant or assignee is not (i) an employment or recruitment agency; (ii) a school, college, university or educational institution whether or not for profit; (iii) a government or any subdivision or agency thereof; (iv) engaged in the business of providing office space and facilities to sublessees or licensees; or (v) using the Premises for manufacturing or retail sales to the public; or (vi) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, commercial document reproduction or offset printing service or public vending machine service;

                   (x) in the case of a subletting of a portion of the Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes; and

                   (xi) the nature of the occupancy of the proposed assignee or subtenant will not cause an excessive density of employees or traffic or make excessive demands on the Building's services or facilities.

         11.(f) All subleases for which Landlord's consent is required shall be in a form reasonably satisfactory to Landlord's counsel and approved in writing at least two weeks prior to the commencement date of the sublease term on all the terms contained in this Lease, except that said sublease shall provide as follows:

                    (i) The sublease shall provide that in the case of a subletting of a portion of the Premises subtenant shall erect a demising wall as is necessary to separate the subleased premises from the remainder of the Premises and to provide access thereto; and

                    (ii) Such sublease shall negate expressly any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto.

         11.(g) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay the following to Landlord, as additional rent:

                    o in the case of an assignment, an amount equal to thirty percent (30%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property) less, in the case of a sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns except that, with respect to Tenant's fixtures and leasehold improvements, depreciation shall be computed on a straight-line basis over the Term, without regard to any renewal options); and

                    o in the case of a sublease, thirty percent (30%) of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder)(including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns except that, with respect to Tenant's Fixtures and leasehold improvements, depreciation shall be computed on a straight line basis over the Term, without regard to any renewal options).

The sums payable under this Section 11(g) shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

         11.(h) Notwithstanding anything in this Lease to the contrary, Tenant shall be permitted to sublet, on no more than three occasions, up to Twenty-Thousand (20,000) square feet of the Premises, in aggregate, without first obtaining Landlord's prior written consent so long as Tenant provides Landlord with (at least two weeks prior to its commencement date) a copy of the sublease and erects a demising wall in accordance with Section 11.(f)(i).

         11.(i) Tenant shall have the right, without obtaining Landlord's prior written consent, to sublet all, or any part, of the Premises, to any affiliate or related entity of Tenant for purposes hereof; "affiliate" or "related entity" shall mean any entity in which Tenant owns more than fifty (50%) of the interests or any entity which owns more than fifty percent (50%) of the interests in Tenant.

         11.(j) Tenant shall have the right, without obtaining Landlord's prior written consent, to sublet all, or any part, of the Premises, to any affiliate or related entity of Tenant. For purposes hereof, "affiliated or related entity" shall mean any entity in which Tenant owns more than fifty (50%) of the interests or any entity which owns more than fifty (50%) percent of the interests in Tenant.

         11.(k) Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including, without limitation, reasonable attorneys' fees, costs and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

         11.(k) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises in the person or entity therein named, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

                                   ARTICLE 12.

                                   ELECTRICITY

         12.(a) For the purposes of this Article, the term "Electric Rate" shall mean the prevailing rate Service Classification SC-9 (or successor service classification rate), and not the time of day rate schedule (if any), including all surcharges, taxes, fuel costs and adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof.

         12.(b) (i) Landlord shall, upon request of Tenant, furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then established charges therefor of Landlord or its designated contractor, as the case may be. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not attributable to Landlord. Tenant shall pay for the cost of electricity consumed by any supplemental air-conditioning equipment only servicing the Premises irrespective of whether any such equipment is located in the Premises or in any other portion of the Building. The term "air-conditioning equipment" as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air-conditioning equipment servicing the Premises.

         12.(c) Landlord will furnish 576 amps, 3 phase, 4 wire, 120/208 volts of electric energy per floor distributed amongst four panel locations per floor ( exclusive of the Building's heating, ventilating and air-conditioning system) to Tenant through presently existing electric facilities for Tenant's reasonable use of its lighting, and other electrical fixtures, appliances and equipment.

         12.(d) Tenant's use of electric energy in the Premises shall not at any time, in the reasonable judgment of Landlord cause or result in any impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers or feeders serving the Building.

         12.(e) If any tax is imposed upon Landlord's receipts from the sale or resale of electrical energy service to Tenant by any Federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes based on Tenant's actual electrical usage shall be passed on, and included in the bill of, and paid by, Tenant to Landlord. All sums due and payable to Landlord or its contractor, consultant or designee under this Article 12 shall be payable as additional rent. If all or part of the amounts payable by Tenant under this Article 12 for electrical energy becomes uncollectible or reduced or refundable by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of electrical submetering or direct metering, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of the consultant's fees and other distribution expenses, the fixed annual rent payable under this Lease shall be increased by an amount equal to the actual cost to Landlord of Tenant's usage, subject to Tenant's right to dispute such charge in accordance with Section 12(i) hereof.

         12.(f) Landlord reserves the right to discontinue furnishing electrical energy to Tenant in the Premises at any time upon not less than 120 days' notice to Tenant. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are, in Landlord's reasonable judgment, available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment whatsoever, which may be required to obtain electric energy directly from such public utility company whether currently available for Tenant's use or requiring Landlord's installation shall be furnished and installed by Landlord at Landlord's sole cost and expense.

         12.(g) (i) Notwithstanding anything to the contrary contained in this Article, Tenant, at any time during the Term on not less than 30 days' prior written notice to Landlord, may purchase electricity directly from Consolidated Edison or any other supplier of electric energy. If Tenant shall elect to purchase electricity directly from Consolidated Edison or any other supplier of electric energy, then all meters and additional panel boards, feeders, risers, wiring and other conductors and equipment whatsoever, which may be required to obtain electric energy directly from such public utility company, shall be furnished and installed by Tenant at Tenant's sole cost and expense (but with Landlord's reasonable cooperation).

                   (ii) If and so long as Landlord provides electricity to the Premises on a submetering basis:

                         o Tenant covenants and agrees to purchase the same from
Landlord or Landlord's designated agent at the Electric Rate plus an overhead charge ("Overhead Charge") equal to four percent (4%) (collectively "Electrical Charge") excluding the 4% Overhead Charge on any sales taxes, representing the Landlord's administrative costs.

         12.(h)     INTENTIONALLY OMITTED

         12.(i) In the event Landlord or Tenant shall dispute any findings under this Article, either party may, within 1 year of receiving notice of such findings, dispute the findings by serving a notice in accordance with Article 31 hereof on the other party. The right to dispute such findings shall be deemed waived unless such a notice is served in accordance with this Lease within the 1 year period. In the case where a notice is timely served in accordance with
Article 31 hereof the dispute shall be resolved by arbitration in accordance with Article 3 of this Lease.

                                   ARTICLE 13.

                         ADJACENT EXCAVATION -- SHORING

         13.(a) If an excavation or other substructure work shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building of which the Premises form a part from injury or damage and to support the same by proper foundations.

                                   ARTICLE 14.

                                  CONDEMNATION

         14.(a) In the event that the whole of the Premises lawfully shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall cease and terminate as of the date of vesting of title, as if that were the Expiration Date, and the fixed annual rent and the additional rent payable pursuant to Articles 1 and 4 of this Lease shall be apportioned as of such date.

         14.(b) In the event that only a part of the Premises shall be so condemned or taken, then, unless a greater part of the Premises is no longer useful, effective as of the date of vesting of title, the fixed annual rent and the additional rent payable pursuant to Articles 1 and 4 hereof shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken. In the event that such condemnation or taking shall be of a substantial part of the Premises or materially affects Tenant's use of the Premises or of a substantial part of the means of access thereto, including use of the semi-exclusive entrance on 37th Street, Tenant, at Tenant's option, by delivery of notice in writing to Landlord within 30 days following the date on which Tenant shall have received notice of vesting of title, may terminate this Lease and the Term and estate hereby granted as of the date of vesting of title, if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and shall remain unaffected by such condemnation or taking, except that the fixed annual rent and the additional rent payable pursuant to Articles 1 and 4 shall be abated to the extent hereinbefore provided in this
Article 14. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord, with reasonable diligence and at its expense, will restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

         14.(c) In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall be entitled to make a separate claim for the value of its trade fixtures actually taken and for moving expenses.

         14.(d) If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed annual rent and additional rent due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be given to Tenant so that Tenant shall receive so much thereof as represents the period up to and including the Expiration Date.

         14.(e) In the event of any taking of less than the whole of the Building that does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises that does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a tenantable Building and Premises.

         14.(f) In the event that any part of the Premises shall be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (a) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (b) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent payable under Article 1 shall be reduced and additional rent payable under Articles 1 and 4 shall be adjusted in the same manner as is provided in Section 14(a) according to the reduction in rentable area of the Premises resulting from such taking.

                                   ARTICLE 15.

                           ACCESS TO PREMISES; CHANGES

         15.(a) Tenant shall permit Landlord (i) to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed and concealed behind walls and ceilings of the Premises or in an innocuous manner or in such manner as shall not unreasonably impair Tenant's use of the Premises, and (ii) to use any air-conditioning rooms, telephone equipment rooms, heating, ventilating, air-conditioning, electrical and mechanical facilities and service closets (collectively, the "Building Equipment") in the Premises in a manner so as not to unreasonably impair Tenant's use of such rooms and facilities. Landlord or its agents or designees shall have the right: (i) to enter the Premises, at reasonable times on reasonable notice during Business Hours on Business Days, to examine such pipes, ducts, conduits and Building Equipment or to make any repairs or alterations in a reasonable manner that Landlord may deem necessary or reasonably desirable for the Building or that Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building, and (ii) to take all material into and upon the Premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work; provided, however, that Landlord shall exercise reasonable diligence to minimize any disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis unless the inconvenience or annoyance to Tenant's business materially interferes with Tenant's business operations.

         15.(b) Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators (except for the semi-exclusive elevator(s) and Building entrance located on 37th street designated for Tenant's use as set forth in
Article 21 of this Lease), stairways, toilets and other public parts of the Building; provided, however, that: (i) Tenant shall continue to have access to the Building; and (ii) Landlord does not interfere with Tenant's use of the semi-exclusive entrance to the Building on 37th Street or Tenant's exclusive use of one of two existing elevators in the Building on 37th Street. Landlord shall use reasonable efforts not to have any floors of the Premises designated as fire "re-entry" floors.

         15.(c) Landlord may, during the last year of the term hereof, on reasonable prior notice to Tenant, exhibit the Premises to prospective tenants; provided, however, that in the event of a default, after applicable notice and grace periods, by Tenant hereunder, Landlord may exhibit the Premises to prospective tenants at reasonable times on reasonable notice. Landlord shall also have the right to enter the Premises at reasonable times on reasonable notice for the purpose of exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees.

         15.(d) If Tenant shall not be present personally to open and to permit an entry into the Premises at any time when for any reason an entry therein urgently shall be necessary in case of fire or other emergency, Landlord or Landlord's agents may enter the same forcibly without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16.

                            CONDITIONS OF LIMITATION

         16.(a) This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator, receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant or of or for substantially all of the property of Tenant shall be appointed without Tenant's consent or acquiescence, then, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for 120 days, Landlord may give Tenant a notice of intention to end the Term at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five day period, this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 18.

                         16.(b)  This  Lease  and the  Term  and  estate  hereby
granted are subject to further limitation as follows:

                    (i) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, other than the failure to pay fixed annual rent or additional rent, and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days (within ten (10) days, in the case of Tenant's failure (A) to keep in force insurance throughout the Term and furnish any certificate of insurance required under Article 6 or 9 or (B) to furnish any instrument required under Article 25 or 26), after Landlord shall have given to Tenant a notice specifying the same or in the case of a happening or default that cannot with due diligence be cured within a period of twenty (20) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said 20 day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 20 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and
(iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, or

                    (ii) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof, by operation of law or otherwise, would devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11 and the same shall not be remedied within five (5) days after written notice by Landlord in accordance with Article 31 hereof, or

                    (iii) whenever Tenant shall abandon the Premises or vacate the Premises without paying the Fixed Annual Rent and the same shall not be remedied within five (5) days after written notice by Landlord in accordance with Article 31 hereof, or

                    (iv) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of
Article 5 hereof on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within 72 hours after Landlord shall have given to Tenant a notice specifying the same, then in any of said cases set forth in the foregoing subsections (i)-(iv) Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of seven days from the date of the service of such notice of intention, and upon the expiration of said seven days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the end of the Term, but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17.

                        RE-ENTRY BY LANDLORD; INJUNCTION

         17.(a) If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date that the same becomes due, and such default shall continue uncured for ten days after notice and demand, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord's agents and employees immediately or at any time thereafter may re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the Premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, (a) Tenant thereupon shall pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and (b) Tenant also shall pay to Landlord damages as provided in Article 18.

         17.(b) In the event of a breach or threatened breach by Landlord or Tenant of any of its obligations under this Lease, Landlord and Tenant shall have the right of injunction. The special remedies to which Landlord and Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord and Tenant lawfully may be entitled at any time and Landlord and Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         17.(c) If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the Premises under the provisions of this
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Article 18 or pursuant to law.

         17.(d) Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18.

                                     DAMAGES

         18.(a) If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the Premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

                    (i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

                         (1) the  aggregate  of the  fixed  annual  rent and the
                    additional rent payable hereunder that would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so reentered the Premises, over

                         (2) the aggregate  rental value of the Premises for the
                    same period (each sum in subparagraphs (1) and (2) being first discounted to present value at the rate then being paid by new ten year U.S. Treasury Bonds); or

                    (ii) sums equal to the aggregate of the fixed annual rent and the additional rent (as above presumed) payable hereunder that would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, attorneys' fees and disbursements, and all other expenses properly chargeable against the Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining Term and that Landlord may grant concessions and free rent; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re- letting, except to the extent that such net rents actually are received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord in no event shall be liable in any way whatsoever for failure to re-let the Premises nor shall such failure affect Tenant's liability for damages.

         18.(b) If the Premises or any part thereof shall be re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting, prima facie, shall be the fair and reasonable rental value for the Premises, or part thereof, so re-let during the term of the re-letting.

         18.(c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not reentered the Premises.

                                   ARTICLE 19.

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

         If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease beyond all applicable grace and cure periods after notice, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default (including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding), such sums paid or obligations incurred shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within fifteen days after rendition of a bill to Tenant therefor together with interest at the Interest Rate.

                                   ARTICLE 20.

                                 QUIET ENJOYMENT

         Landlord covenants and agrees that, subject to the terms, obligations and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant may peaceably and quietly enjoy the Premises and Tenant's rights under this Lease shall not be cut off or ended before the expiration of the Term of this Lease.

                                   ARTICLE 21.

                             SERVICES AND EQUIPMENT

         21.(a) Landlord shall throughout the Term, provided that Tenant is not in default of any of the terms or conditions of this lease, beyond applicable notice and grace periods:

                    (i) provide Tenant with a separate and semi-exclusive entrance to the Building on 37th Street together with only the other tenants at the Building for which the 37th street entrance is its sole means of egress. One of the two existing elevators located in the 37th Street lobby shall be used for the sole and exclusive use of Tenant. The second elevator shall be made available to all tenants at the Building for which the 37th street entrance is its sole means of egress. The elevator facilities (excluding the 5th Avenue entrance which will be made available during Business Hours on Business Days), will be provided to Tenant 24 Hours per day, 7 days per week. Landlord has advised Tenant that the three elevators servicing the Fifth Avenue entrance to the Building may be upgraded and refurbished.

                    (ii) maintain and keep in good order and repair the heating and building- wide air-conditioning systems that serve the Premises. Landlord shall provide heat during Business Hours on Business Days and air-conditioning supplied by the Building's system (and not by any supplemental system servicing the Premises) during Business Hours on Business Days, maintaining interior conditions of 72(degree) - 77(degree) in the cooling season and 66(degree)-74(degree) in the heating season and will provide fresh air in a quantity not less than .14 (14/100) cubic feet per minute per square foot of floor area provided that in any given room or area of the Premises the occupancy does not exceed one (1) person for each 100 square feet. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Premises during the hours or days Landlord is not required to furnish heat or air conditioning pursuant to this Article. Tenant shall cause all of the windows in the Premises to be kept closed and shall keep entirely unobstructed all the vents, intakes, outlets and grilles whenever the air-conditioning or heating system is in operation and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Notwithstanding anything in this Lease to the contrary, Tenant shall be solely responsible for all maintenance costs of the supplemental air-conditioning system presently servicing the Premises. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the supplemental air-conditioning and ventilating systems serving the Premises. Subject to the provisions of Article 12 hereof all such electric energy shall be furnished by Landlord to Tenant at Tenant's cost and expense except for electric energy for the building-wide air-conditioning systems which Landlord shall furnish at Landlord's cost. If Tenant shall require air conditioning at times when Landlord is not required to furnish same, Tenant shall give Landlord notice, by noon of the same day, of such requirement and, if same is furnished by Landlord, Tenant shall pay on demand Landlord's reasonable charges not to exceed $90.00 per hour for the entire Premises, as additional rent for air-conditioning Monday through Friday after 6:00 P.M., Saturdays after 1:00 P.M. and Sundays all day which overtime charge may be increased by Landlord in direct proportion to Landlord's costs increase therefor. If Tenant shall require heating at times when Landlord is not required to furnish same, Tenant shall give Landlord notice, by noon of the same day, of such requirement and, if same is furnished by Landlord, Tenant shall pay on demand Landlord's reasonable charges not to exceed $90.00 per hour for the entire Premises as additional rent for heating Monday through Friday after 6:00 P.M., Saturdays after 1:00 P.M. and Sundays all day, which overtime charge may be increased by Landlord in direct proportion to Landlord's costs increase therefor. In the event another Tenant in the Building advises Landlord that it requires overtime heating or air-conditioning service from Landlord and Tenant subsequently requests overtime heating or air-conditioning service, Landlord shall not charge Tenant for such overtime service so long as Landlord receives full compensation for such overtime service.

                    (iii) Tenant shall maintain the Premises in a neat and clean manner. Tenant shall provide, at its sole cost and expense, all cleaning supplies and materials as Tenant deems necessary, Landlord shall have no obligation to provide any cleaning services whatsoever or furnish any cleaning supplies or materials to the Premises, except that Landlord shall be responsible for the carting and disposal of all of Tenant's refuse and rubbish. In consideration thereof, the Fixed Annual Rent due hereunder shall be decreased ("Decrease") by Seventy-Eight Thousand Dollars ($78,000.00) per annum from the date Tenant takes physical occupancy of the Premises through the day immediately preceding the second anniversary of the Commencement Date, which Decrease shall be increased on each anniversary of the Commencement Date by multiplying the Decrease for the immediately preceding year by a fraction, the numerator of which shall be the CPI in effect on the immediately preceding anniversary of the Commencement Date and the denominator of which shall be the CPI in effect on such anniversary of the Commencement Date. The amount of the Decrease, for each year of the Term, (including the first year of the Term) shall be credited, in equal monthly installments, against the next installments of fixed annual rent payable hereunder. For example, if Tenant takes physical occupancy of the Premises on March 1, 1997 and the Commencement Date of this Lease is December 1, 1996, the total Decrease for the period through the date preceding the second anniversary of the Commencement Date would be equal to $136,500.00 ($78,000.00 / 12 =$6,500.00 x 21 months) which will be credited against fixed annual rent from the first anniversary of the Commencement Date through the second anniversary of the Commencement Date in equal monthly installments of $11,375.00.

                    (iv) Furnish hot and cold water for lavatory, drinking, plant watering and office cleaning purposes. If Tenant uses or consumes water for any other purposes in unusual quantities, Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or shall pay Landlord's costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed in unusual quantities, including sewer rents, as measured by said meter or meters or as otherwise measured, and the cost to heat such water.


         21.(b) Landlord reserves the right, without any liability whatsoever and without abatement of fixed annual rent or additional rent, to stop the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Premises. Landlord shall not be liable in any way to Tenant for any failure of the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems by reason of any failure or defect in the supply or character of electric energy furnished to the Building or the Premises by the public utility serving the Building.

         21.(c) Landlord, at Tenant's request, shall maintain listings on the Building directory of the names of Tenant, permitted assignees or subtenants, and the names of any of Tenant's officers and employees, provided, however, that the aggregate number of names so listed shall not exceed sixty-seven (67). The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord on demand.

         21.(d) Landlord shall not be required to furnish any other services, except as otherwise provided in this Lease. However, Landlord agrees to provide Tenant, throughout the Term, services similar to those of comparable buildings in the borough of Manhattan.

         21. (e) Landlord upon reasonable notice from Tenant, shall provide Tenant with access to building risers, shafts and conduits for the purpose of running cabling or wiring in connection with Tenant's installation of a communication system.

         21. (f) Landlord shall maintain the sprinkler system servicing the Premises. However, Landlord shall not be obligated to repair the sprinkler system servicing the Premises if damage to the sprinkler system is due to Tenant's negligence or wilful conduct.

                                   ARTICLE 22.

                               HAZARDOUS MATERIALS


         22.(a) Tenant shall not, without the prior written consent of Landlord, cause or knowingly permit, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept or used in or about the Premises or the Building. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, rule regulation, code, ordinance or any other governmental restriction or requirement. However, "Hazardous Materials" shall not include asbestos or substances which are used in the ordinary course of a business similar to Tenant's as permitted pursuant to
Article 5 of this Lease, provided, however, that such substances are used, handled, transported or stored in strict compliance with any applicable Legal Requirement. If such substances are not so used, handled, transported or stored then they shall be deemed "Hazardous Materials" for purposes of this Lease. Should Landlord consent in writing to Tenant bringing, using or storing any Hazardous Material in or upon the Premises or the Building, Tenant shall strictly obey and adhere to any and all Legal Requirements which in any way regulates, governs or impacts Tenant's possession, use, storage or disposal of said Hazardous Material. Upon Landlord's written request, prior to the Commencement Date of this Lease, and on January 1 of each year thereafter, Tenant shall disclose in writing to Landlord the names and amounts of all Hazardous Material which Tenant is then currently or is intending to bring, use, or store in or upon the Premises or the Building, or which Tenant has in the past brought, used or stored in or upon the Premises or the Building.

         22.(b) In addition to, and in no way limiting Landlord's duties and obligations as set forth in this Lease, should Tenant breach any of its respective duties and obligations as set forth in this Article or if the presence of any Hazardous Material in or upon the Premises or the Building that Tenant causes or knowingly permits to brought upon, used, remained upon or kept at the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy) results in contamination of the Premises, the Building, any land or the Building, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises, or the Building by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damage resulting therefrom, Tenant shall indemnify, save harmless, and, at Landlord's option and with attorneys approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed), defend Landlord, its agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for reasonable attorneys' fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination. This includes, without limitation, reasonable costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present on or about the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises) or because of the presence of Hazardous Material anywhere else which came or otherwise emanated from Tenant or the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises). Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises, or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall, at its sole expense, promptly take all actions as are necessary to return the Premises and the Building to the condition existing prior to the introduction or any such Hazardous Material to the Premises and the Building; provided, however, that Landlord's approval of such actions shall first be obtained.

                                   ARTICLE 23.

                           INVALIDITY OF ANY PROVISION

         If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24.

                                    BROKERAGE

         Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than the Brokers in connection with the consummation of this Lease, and Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent other than the Brokers in connection with the consummation of this Lease. Tenant and Landlord covenant and agree to pay, hold harmless and indemnify each other from and against any and all cost, expense (including reasonable attorneys' fees) and liability in connection with any compensation, commissions or charges claimed by any broker or agent, claiming to have dealt with it, other than the Brokers, with respect to this Lease or the negotiation thereof. Landlord agrees to pay S.L. Green Real Estate in connection with the consummation of this Lease and Tenant agrees to pay Jenel Management Corp. in connection with the consummation of this Lease a commission in accordance with the terms of separate brokerage agreements between Landlord and S.L. Green Real Estate and Tenant and Jenel Management Corp. respectively. Landlord shall not bear any responsibility whatsoever for the payment of Jenel Management Corp.'s brokerage commission and Tenant shall not bear any responsibility whatsoever for the payment of S.L. Green Real Estate's brokerage commission. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 25.

                                  SUBORDINATION

         25.(a) Subject to the provisions of Section 25(e) hereof, this Lease is and shall be subject and subordinate to all present and future ground or underlying leases and to all mortgages, options, and building loan agreements that may now or hereafter affect such leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases, options, building loan agreements and mortgages. The provisions of this Section 25(a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

         25.(b) In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (a) will attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (b) will enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining Term and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (a) of this
Section 25(b) shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25(b) reasonably satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

         25.(c) Anything herein contained to the contrary notwithstanding, under no circumstances shall any lessor under any ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be:

                    (i) liable for any act, omission or default of any prior landlord or for the return of any security deposit or part thereof not actually received by such lessor, mortgagee, purchaser, assignee, or lessee, as the case may be; or

                    (ii) subject to any offsets, claims or defenses that Tenant might have against any prior landlord: or

                    (iii)bound by any rent or additional rent that Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month (other than payments for Tenant's Tax Payment which shall be paid in accordance with the terms and conditions of Article 4 of this Lease); or

                    (iv) bound by any modification, amendment or abridgment of this Lease, or any cancellation or surrender of the same, made without its prior written approval.

         25.(d) If, in connection with the financing of the Land and/or the Building, the holder or prospective holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications.

         25.(e) As a condition to this lease being subordinate to any future mortgage or ground lease, anything herein contained to the contrary notwithstanding, Landlord shall provide Tenant with a non-disturbance agreement, in the form annexed hereto as Exhibit C, in recordable form executed by all such future mortgagees or ground lessors .

                                   ARTICLE 26.

                         CERTIFICATE OF TENANT/LANDLORD

         26.(a) Landlord or Tenant, without charge, at any time and from time to time, within ten days after request by the party requesting it, shall deliver a written instrument to Landlord or Tenant or any other person, firm or corporation specified by Landlord or Tenant, duly executed and acknowledged, certifying

                    (i) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, that there is no existing basis to cancel or terminate this Lease, and to the best of Tenant's knowledge, Landlord is not in default thereunder and if requested by Tenant, to the best of Landlord's knowledge, Tenant is not in default thereunder;

                    (ii) whether the Term has commenced and rent become payable under this Lease, and whether Tenant is in possession of all of the Premises except for such portions of the Premises that have been sublet or being held for sublet pursuant to the provisions of this Lease;

                    (iii)whether or not there are then existing any defenses or offsets that are not claims under paragraph (v) of this Section 26.(a) against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

                    (iv) the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder have been paid;

                    (v) whether or not Tenant has made any claim against Landlord under this Lease and, if so, the nature and the dollar amount, if any, of such claim.

         26.(b) Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than one month in advance of its due date. In the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26(b) if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

         26.(c) At Landlord's or Tenant's request, the other party shall deliver promptly to the requesting party and to the holder of any mortgage on the fee or ground lease and the lessor under any ground or underlying lease, after the occurrence of the Commencement Date, a letter signed by Tenant or Landlord and acknowledged, in substantially the form annexed hereto as Schedule 3.

                                   ARTICLE 27.

                              LEGAL PROCEEDINGS AND
                              WAIVER OF JURY TRIAL

         27.(a) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding, Tenant shall not interpose and hereby waives the right to interpose any counterclaim of whatever nature or description in any such proceeding.

                                   ARTICLE 28.

                              SURRENDER OF PREMISES

         28.(a) Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its moveable property as herein provided. Tenant's obligation to observe or perform the covenants in this Article 28 shall survive the expiration or other termination of the Term.

         28.(b) If possession of the Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term then, notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and the pro rata portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term of this Lease, rent at the greater of (a) a rate equal to one and a half times the aggregate of that portion of the fixed annual rent and additional rent that was payable under this Lease for the last month of the Initial Term or the last month of Option 1 or Option 2, if exercised, or (b) the then market rent for the Premises; provided, however, that in no event shall Landlord be entitled to receive an amount in excess of the maximum amount permitted by Legal Requirements. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term. The provisions of this Section 28.(b) shall survive the expiration or other termination of the Term.

                                   ARTICLE 29.

                              RULES AND REGULATIONS

         29.(a) Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in
Schedule 4 annexed hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may adopt from time to time. In the event of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.

         29.(b) Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 30.

                             CONSENTS AND APPROVALS

         30.(a) Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be


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

entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedies, except as otherwise set forth in this Lease, shall be: (i) an action or proceeding to enforce any such provision, or (ii) arbitration as set forth in Article 3 herein, in each such instance for specific performance, injunction or declaratory judgment.

                                   ARTICLE 31.

                                     NOTICES

         Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given (a) if mailed by registered or certified mail, postage prepaid, return receipt requested, (b) if delivered by recognized national overnight delivery service with receipt acknowledged, or
(c) only in the case of Notices that are Escalation Statements or bills for rent, if mailed by first class mail, postage prepaid, to the address(es) for Notices set forth in this Article 31. Notices to Tenant shall be sent to Tenant at the Premises with a copy of default notices only to Kramer Levin Naftalis & Frankel attention: Larry Loeb, Esq. Notices to Landlord shall be sent (i) to the address of Landlord set forth on page 1 of this Lease or (ii) to such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy of default notices only to Belkin Burden Wenig & Goldman, LLP attention: Daniel T. Altman, Esq. Notice shall be deemed given on the third business day after depositing same in an official depository of the United States Postal Service, Return Receipt Requested (or successor organization) or, if given by overnight delivery, upon delivery to Landlord or Tenant, as the case may be.

                                   ARTICLE 32.

                                    NO WAIVER

         No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                                  ARTICLE 33.

                              INABILITY TO PERFORM

                    If, for any reason within Landlord's control, Tenant is not provided with: (i) electricity in accordance with Article 12 hereof; or (ii) heating and air-conditioning in accordance with Article 21 hereof; or (iii) elevator service; or (iv) water; and such condition is not remedied within three
(3) business days following notice to Landlord of any such event, Tenant's obligation to pay fixed annual rent and additional rent hereunder shall proportionately abate in relation to the rentable square footage of the portion of the Premises Tenant is unable to reasonably use and which Tenant in fact does not use and has vacated, provided that Tenant shall not be entitled to any such abatement if the rentable square footage of the portion of the Premises affected by such condition is less than 1,200 rentable square feet. However, if it is finally determined by a court of competent jurisdiction that Tenant has unreasonably withheld payment of fixed annual rent and additional rent and that Tenant was able to reasonably use the Premises so affected, Tenant, for the purposes of this Article 33 only, shall reimburse Landlord, on demand, for all costs and expenses, including reasonable legal fees, incurred by Landlord as a result of Tenant withholding any such fixed annual rent and additional rent.

                                   ARTICLE 34.

                                ENTIRE AGREEMENT;
                    NO REPRESENTATIONS; NO ORAL MODIFICATION

         34.(a) This Lease and the Schedules attached hereto set forth all of the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (collectively, the "Representations") between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between Landlord and Tenant other than those set forth in this Lease.

         34.(b) This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between Landlord and Tenant or their respective representatives or any other person purporting to represent Landlord or Tenant. Landlord and Tenant acknowledge that they have not been induced to enter into this Lease by any representations not set forth in this Lease, they have not relied on any such representation, no such representations shall be used in the interpretation or construction of the Lease, and Landlord and Tenant shall have no liability for any consequences arising as a result of any such representations.

         34.(c) Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

                                   ARTICLE 35.

                                    SECURITY

         35.(a) Simultaneous with the execution of this Lease, Tenant shall deliver to Landlord a clean, unconditional, irrevocable standby Letter of Credit (the "LC") having a one (1) year term, automatically renewable through and including the third anniversary after the Commencement Date, naming Landlord as beneficiary, in a form and substance reasonably satisfactory to Landlord, initially in an amount equal to One Million Six Hundred and Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty- Six cents ($1,666,666.66) as and for the security deposit (the "Security Deposit") for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease including the terms and conditions of the Work

Letter annexed as Exhibit A. Provided that Tenant is not in default in respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and grace periods, including, but not limited to, the provisions of the Work Letter annexed as Exhibit A, the LC may be replaced by Tenant with an amendment reducing the amount of LC to Six Hundred and Sixty-Six Thousand Six Hundred Sixty- Six Dollars and Sixty-Six cents ($666,666.66) on the second anniversary after the Commencement Date. Landlord shall return the LC to Tenant on the third anniversary after the Commencement Date. If Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and grace periods, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum that Tenant is obligated to pay Landlord or that Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease beyond any applicable notice and grace period, including but not limited to any damages payable by Tenant pursuant to Article 18 hereof. To the extent that Landlord, during the Term, so uses, applies, or retains all or any part of the Security Deposit, Tenant, on demand, shall pay to Landlord as additional rent a sum sufficient to restore the Security Deposit to the amount then required to be deposited. If Tenant shall comply fully and faithfully with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within a reasonable number of days after the date fixed as the end of the Lease (not to exceed 14 days) and after delivery of entire possession of the Premises to Landlord.

         35.(b) In the event of a sale of the Land and the Building or the leasing or transfer of the Building, Landlord shall transfer the Security Deposit to the vendee or lessee or transferee and Landlord thereupon shall be released by Tenant from all liability for the return of such Security Deposit.
Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

         35.(c) Tenant covenants that it will not assign, transfer or encumber or attempt to assign, transfer or encumber the money deposited as the Security Deposit under this Lease (except in connection with an assignment of this Lease in accordance with the terms hereof) and that neither Landlord nor its successors or assigns shall be bound by any such assignment, transfer, encumbrance, attempted assignment, transfer or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied to the payment of the fixed annual rent and for additional rent due
Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

         35.(d) Landlord shall deposit a cash Security Deposit into an interest-bearing account at a banking organization selected by Landlord. All interest and/or dividends, if any, accruing on the Security Deposit, less a 1% per annum charge for administrative expense, shall be added to, held and included within the term Security Deposit and, provided that Tenant is not in default in the performance of the terms, provisions, covenants and conditions of this Lease beyond any applicable notice and grace, shall accrue to the account of Tenant and paid to Tenant on a quarterly basis. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

                                   ARTICLE 36.

                              INTENTIONALLY OMITTED

                                   ARTICLE 37.

                          NON-LIABILITY INDEMNIFICATION

         37.(a) No partner, member, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury, damage, except to the extent the same are caused by or result from the negligence of Landlord, its agents, partners, members, directors, officers, agents, servants or employees. Further, neither Landlord nor Tenant, nor any respective partner, member, director, officer, agent, servant or employee of Landlord or Tenant shall be liable (a) for any damage caused by other tenants or persons in, upon or about the Building or caused by the operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages in any action relating to this Lease.

         37.(b) Except as otherwise provided for in this Lease, including, the provisions of Sections 9(h)(i), 9(h)(iii) and 37(a) hereof, Tenant shall indemnify and hold harmless Landlord and all lessors under underlying leases, of, and mortgagees under mortgages affecting, the Land and/or the Building and its and their respective partners, members, directors, officers, agents and employees from and against any and all claims arising from or in connection with
(a) the use or occupation of the Premises by Tenant or anyone in the Premises with Tenant's permission, or the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done (other than by Landlord, its agents, servants or employees), or any condition created in the Premises during the Term or during the period of time, if any, prior to the Commencement Date, that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its sublessees or licensees or its or their partners, members, directors, officers, agents, employees or contractors;
(c) any accident, injury or damage whatsoever (except to the extent caused by the negligence of Landlord, its agents, servants or employees) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and


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

performance of Tenant's obligations under this Lease. Tenant's indemnity shall include the payment to Landlord of all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys' fees, costs and expenses. In case any action or proceeding shall be brought against Landlord and/or any such lessor or mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of such claim, Tenant, upon notice from Landlord or such lessor or mortgagee (as the case may be), shall resist and defend such action or proceeding (by Tenant's counsel, Kramer Levin, Naftalis & Frankel or Tenant's assigned insurance counsel).

                                   ARTICLE 38.

                              INTENTIONALLY OMITTED

                                   ARTICLE 39.

                              RIGHT OF FIRST OFFER

         Each time that the entire sixth (6th), ninth (9th) or tenth (10th) floors or any portion of such floors ("Contiguous Space") becomes vacant and available to lease in the Building, Landlord shall promptly give notice ("Notice") to Tenant in accordance with Article 31 of this Lease, that Contiguous Space is available. The Notice shall include the location of the Contiguous Space, the approximate square footage, the term for which the Landlord would lease the Contiguous Space to Tenant and such other business terms (the "Terms") as Landlord deems relevant including, without limitation, the fair market rent per square foot of the Contiguous Space and the proposed fair market escalations. If the Contiguous Space is less than Five Thousand square feet, within thirty (30) days after the giving of such Notice, Tenant may elect to lease the Contiguous Space, by notifying Landlord ("Acceptance Notice") that the Terms contained in the Notice are acceptable. If the Contiguous Space is more than Five Thousand square feet, within forty-five (45) days after the giving of such Notice, Tenant may elect to lease the Contiguous Space, by notifying Landlord in an Acceptance Notice that the Terms contained in the Notice are acceptable. In the event that Tenant wishes to lease the Contiguous Space contained in the Notice, but Landlord and Tenant cannot agree on the Terms for the Contiguous Space, Tenant shall notify Landlord, within the above stated time frames (within 30 days for less than 5000 sq. ft. and within 45 days for 5000 sq. ft. and over) that it wishes to lease the Contiguous Space but it disputes that the Terms contained in the Notice are the fair market terms for the Contiguous Space. The right to dispute the Terms contained in the Notice shall be deemed waived unless the Acceptance Notice is served in accordance with this Article. In the case where an Acceptance Notice is timely served in accordance with this Article, the dispute as to the Terms of the Premises, shall be resolved by binding arbitration in accordance with Article 3 of this


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

Lease. In determining each of the Terms for the Contiguous Space, the arbitrator shall make his/her decision based upon what the fair market value would be for the Contiguous Space at the time the Notice is sent to Tenant. In connection with such arbitration, Landlord shall submit a Submission to the arbitrator in accordance with Article 3 containing the Terms in its Notice. However, notwithstanding the foregoing, Tenant agrees to pay during the period of arbitration the Fixed Annual Rent in effect for the immediately preceding year without prejudice to any of Landlord's or Tenant's rights until there has been a determination of the arbitration.

                                   ARTICLE 40.

                                  MISCELLANEOUS

         40.(a) Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

         40.(b) This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

         40.(c)   Intentionally Omitted.

         40.(d) All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and other gender as the context may require.

         40.(e) Time shall be of the essence with respect to the exercise of any option granted under this Lease.

         40.(f) Except as otherwise provided in this Lease, whenever the payment of interest is required to be made by Tenant to Landlord by the terms hereof it shall be at the Interest Rate.

         40.(g) In the event that Tenant is in arrears in the payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         40.(h) The submission of this document for examination does not constitute an option or an offer to lease space in the Building. This Lease shall have no binding effect on the parties unless executed by Landlord and Tenant and a fully executed copy is delivered to Landlord and Tenant.

         40.(i) The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         40.(j) Landlord, upon reasonable notice to Tenant, shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building (except that the building shall not be named for one of Tenant's direct competitors). The cost or expense associated with changing Tenant's address, not to exceed $5,000.00, shall be borne by Landlord.

         40.(k) Tenant shall be permitted to install signage in the Premises so long as such signage complies with the terms and conditions of this Lease and has been approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. Under no circumstances shall any signage in the Premises (and visible outside of the Premises) be illuminated (including, without limitation, a "light box" or any sign with neon). Signs and canopies are permitted at the exclusive entrance, lobby and elevator of the Building and are to be installed at Tenant's expense, subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed. Tenant may use the name of an affiliate or division of Tenant on entrance, lobby and elevator of Building, subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed. In addition, Tenant, at its sole cost and expense, shall be permitted, subject to Article 6 of this Lease, to make Alterations or improvements to the semi-exclusive lobby of the Building located at the 37th Street entrance to the Building.

         40.(l) This Lease may be executed in several counterparts each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

                                   ARTICLE 41

                                   ROOF SPACE

         41. (a) Landlord hereby leases to Tenant,  without charge,  one hundred
(100) square feet of space on the rooftop of the Building as shown on Schedule 6 annexed hereto and made a part hereof (the "Roof Premises"). Tenant may elect to relocate the Roof Premises at its sole cost and expenses so long as it does not interfere with the penthouse tenant's use and occupancy of its premises and the Building systems.

         (b) Tenant shall use the Roof Premises for the installation, operation and maintenance of telecommunication equipment, associated antenna, base stations, dishes, switches, power supplies, batteries and accessories (the "Installation"). The


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

Installation or other property attached to or otherwise brought onto the Roof Premises shall at all times remain Tenant's personal property and are not considered fixtures. Tenant, at its sole cost and expense, shall be responsible for obtaining electrical service for the Roof Premises from the utility company servicing the Building and shall pay for such electricity, on a submetered basis, in accordance with the provisions of Article 12 of this Lease. Tenant shall be responsible, at its own cost and expense, to install and maintain any submeters necessary for the metering of the electric consumption of the Installation. Landlord, at Tenant's sole cost and expense, shall make available to Tenant the panel boards, feeders, conduits and risers in the Building as may be necessary in order to bring electric energy to the Roof Premises.

         (c) The placement of the Installation on the Roof Premises shall be deemed to be an Alteration and shall be subject to the provisions of Article 6 hereof and to any other applicable provisions of this Lease. Landlord agrees to cooperate with Tenant, at Tenant's expense, in making application for, and obtaining, any local, state, and federal licenses, permits and any other approvals which may be required to allow Tenant to use the Roof Premises. Tenant shall employ due diligence to obtain said approvals within a timely manner.

         (d)  Landlord  agrees  to  provide  Tenant,   Tenant's   employees  and
authorized agents, at reasonable times and on reasonable notice (which may be oral), access to the Roof Premises.

         (e) The Installation may be removed by Tenant at any time during the Term, and, in such event, Tenant shall be responsible, at its sole cost and expense, to repair any damage to the Roof Premises resulting from Tenant's removal of the Installation. Furthermore, Tenant shall repair any damage to the Roof Premises caused by Tenant during the Term, ordinary wear and tear and damage from the elements excepted, and said obligation shall survive the expiration or sooner termination of the Lease.

         (f) In the event that Landlord elects, in its sole discretion, to construct additional floors to the Building above the Roof Premises, Landlord shall provide Tenant with comparable space on the new roof of the Building (the "New Roof Premises") promptly following the completion of any such addition and Tenant may, at its sole cost and expense, move the Installation to the New Roof Premises. Landlord shall not be responsible or liable in any manner whatsoever, for any costs, damages, abatements and/or set-offs due to an interruption in the use and occupancy of the Roof Premises during such construction period.

         (g) Tenant agrees not to cause any unreasonable interference to the telecommunication operation of Landlord or any other tenants in the Building. Tenant shall operate the Installation in compliance with all applicable Federal Communications Commission (FCC) regulations.

         (h) Notwithstanding any provision in this Lease to the contrary, Tenant may not sublet or assign any portion of the Roof Premises (except in connection with an assignment of this Lease in accordance with the terms hereof) without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion.

                                   ARTICLE 42

                                     OPTION

         42. (a) Tenant shall have the right, exercisable by sending written notice (the "Notice") to Landlord on or before January 26, 1997, time being of the essence, to lease the entire ninth (9th) floor of the Building effective on the date (the "Effective Date") set forth in the Notice, which Effective Date shall not be later than five (5) business days following the date of the Notice. In the event that Tenant timely sends the Notice to Landlord, the ninth (9th) floor of the Building shall be, and be deemed to be, a part of the Premises subject to all of the terms and conditions of this Lease, except that from and after the Effective Date:

                    (i) The phrase "One Million Two Hundred Thousand Dollars ($1,200,000.00)" in the definition of "Fixed Annual Rent" contained on page 3 of this Lease shall be replaced with "One Million Eight Hundred Thousand Dollars ($1,800,000.00);

                    (ii) "Tenant's Proportionate Share" shall mean 27.3%;

                    (iia) The following changes shall be made to Article 11(b)
of this Lease: the phrase "One Hundred Million Dollars ($100,000,000.00)" on the twelfth and seventeenth lines shall be replaced with "One Hundred Twenty-Five Million Dollars ($125,000,000.00)," the number "Forty Million Dollars ($40,000,000.00)" on the fifteenth and twenty-fifth lines shall be replaced with "Fifty Million Dollars ($50,000,000.00)," the number "One Million Three Hundred Thirty Three Thousand Dollars ($1,333,000.00)," on the nineteenth line shall be replaced with "Two Million Dollars ($2,000,000.00)," the number "Sixty Hundred Sixty Seven Thousand Dollars ($667,000.00)" on lines twenty-two and twenty seven shall be replaced with "One Million Dollars ($1,000,000.00)."

                    (iii) The following changes shall be made to paragraph 21(a)(iii) of this Lease: the phrase "Seventy-Eight Thousand Dollars ($78,000.00)" on the seventh (7th) line thereof shall be replaced with "One Hundred Seventeen-Thousand Dollars ($117,000.00)," the number "$136,500.00" on the twentieth (20th) line thereof shall be replaced with "$204,750.00" the number "$78,000.00" on the twentieth (20th) line thereof shall be replaced with "$117,000.00", the number "$6,500.00" on the twenty-first (21st) line thereof shall be replaced with "$9,725.00" and the number

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

"$11,375.00" on the twenty-third (23rd) line thereof shall be replaced with "$17,062.50";

                    (iv) The number "sixty-seven" (67) on the fourth (4th) line of paragraph 21(c) of this Lease shall be replaced with "one hundred (100)";

                    (v) The following changes shall be made to Article 35 of this Lease: the phrase "One Million Six Hundred and Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($1,666,666.66)" beginning on the fifth
(5th) line thereof shall be replaced with "Two Million Five Hundred Thousand Dollars ($2,500,000.00", the phrase "Six Hundred and Sixty-Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($666,666.66)" beginning on the thirteenth
(13th)   line   thereof   shall  be   replaced   with   "One   Million   Dollars
($1,000,000.00)";

         (vi) the phrase "ninth" (9th) on the first (1st) line of Article 39 of this Lease shall be deleted in its entirety; and

         (vii) the following changes shall be made to Exhibit A of this Lease: the number "$2,700,000.00" on the third (3rd) line of paragraph 4A shall be replaced with "$4,050,000.00," the phrase "Two Hundred and Seventy Thousand Dollars ($270,000.00)" beginning on the seventh (7th) line of such paragraph 4A shall be replaced with "Four Hundred Five Thousand Dollars ($405,000.00)," the number "$2,550,000.00" on the tenth (10th) line of such paragraph 4A shall be replaced with "$3,900,000.00," the phrase "Eight Hundred Thousand Dollars ($800,000.00)" on the fifth (5th) line of paragraph 4C thereof shall be replaced with "One Million Two Hundred Thousand Dollars ($1,200,000.00)," the number "$1,900,000.00" on the first (1st) line of the second (2nd) paragraph of such paragraph 4C shall be replaced with "$2,850,000.00" and the number "$800,000.00" on the fourth (4th) line of the second (2nd) paragraph of such Exhibit A shall be replaced with "$1,200,000.00."

                    (b)  On or before the Effective Date:

                    (i) Tenant shall deliver to Landlord an amendment to the LC required to be delivered by Tenant pursuant to the provisions of Article 35 of this Lease increasing the amount thereof to $2,500,000.00; and (ii) Landlord shall deliver to Tenant: (x) an amendment to the LC required to be delivered by Landlord pursuant to the provisions of Exhibit A of this Lease increasing the amount thereof to $1,200,000.00; and (y) a check, in the amount of $8,333.33, representing the payment to Tenant for Tenant's installation of submeters on the ninth (9th) floor of the Building.

                    (c) In the event that Tenant does not timely send the Notice, Tenant's right to exercise its option pursuant to this Article 42 shall be of no further force and effect. Nothing contained herein shall limit Tenant's rights with respect to the sixth (6th), ninth (9th) and tenth (10th) floors of the Building pursuant to the terms of Article 39 of this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                            LANDLORD:

                                F.S. Realty Corp.



                                By: /s/ Joseph Chetrit
                                   -------------------------------------
                                   Name:   Joseph Chetrit
                                   Title:


                                TENANT:

                                GT INTERACTIVE SOFTWARE CORP.



                                By: /s/ Joseph Cayre
                                   -------------------------------------
                                   Name:   Joseph Cayre
                                   Title:  Chairman of the Board


                                      -63-